Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statements (Form S-8 No. 333-226247, 333-231276, 333-236631, 333-253701, 333-262749, 333-269134 and 333-276392) pertaining to the 2018 Equity Incentive Plan, the 2018 Employee Stock Purchase Plan and the amended 2012 Equity Incentive Plan of Allakos Inc., and

(2)
Registration Statements (Form S-3 No.333-265085 and 333-275517) of Allakos Inc.,

of our report dated March 14, 2024, with respect to the financial statements of Allakos Inc., included in this Annual Report (Form 10-K) of Allakos Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

San Mateo, California

March 14, 2024